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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2004 relating to certain consolidated financial statements, which appear in The Immune Response Corporation's Annual Report on Form 10-K for the year ended December 31, 2004. Our report contains an explanatory paragraph regarding our substantial doubt as to the Company's ability to continue as a going concern.

/s/ BDO SEIDMAN, LLP

Costa Mesa, California

July 22, 2005